SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 27, 2004



                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                     1-12494                62-154718
(State or Other Jurisdiction      (Commission File        (I.R.S. Employer
      of Incorporation)                Number)           Identification No.)

                      Suite 500, 2030 Hamilton Place Blvd,
                   Chattanooga, TN 37421 (Address of principal
                      executive office, including zip code)

                                 (423) 855-0001
                         (Registrant's telephone number,
                              including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                         if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement

     The information set forth under Item 2.03, "Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     On August 27, 2004, CBL & Associates Properties, Inc. (the "Company") entered into a new, $400 million unsecured credit facility. The facility will mature on August 27, 2006, has three one-year extensions at the Company's option and will bear interest based on leverage in the range of 100 to 145 basis points over LIBOR. The Company may prepay advances under the credit facility at any time without premium or penalty. If at any time the total outstanding advances exceed the total committed amount, the Company may be required to repay the excess advances.

     The facility replaced an existing $130 million unsecured credit facility that was to expire in September 2004. At closing, total borrowings of $104.8 million under the new credit facility were used to retire all outstanding borrowings on the prior facility and to pay closing costs and fees on the new facility. The only other borrowing made under the new facility as of the date of this current report on Form 8-K was for $40 million, which was used to repay outstanding borrowings on one of the Company's other existing credit facilities. The Company will pay a facility fee on the unused portion of the commitment under the new credit facility and certain other fees.

     The banks participating in the new credit facility include Wells Fargo Bank as Administrative Agent and Co-Lead Arranger; KeyBank as Syndication Agent and Co-Lead Arranger; and Wachovia Bank and U.S. Bank as Co-Documentation Agents. Also participating are LaSalle Bank, National City Bank of Kentucky, Societe General, Union Bank of California, and PNC Bank. The Company has customary corporate and commercial banking relationships with several of the lenders and agents.

     So long as no event of default exists, CBL has the right to request increases in the aggregate amount of the commitment provided that the aggregate commitment shall not exceed $500 million. The credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum net worth requirements, and limitations on cash flow distributions. The credit facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the lenders' commitments may be terminated.

     The credit facility agreement is attached as Exhibit 10.1. The press release announcing this new credit facility was issued on August 27, 2004 and is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired

         Not applicable

(b)      Pro Forma Financial Information

         Not applicable

(c)      Exhibits

Exhibit
Number                          Description

10.1 Unsecured Credit Agreement dated as of August 27, 2004 by and among CBL & Associates Limited Partnership, as Borrower, CBL & Associates Properties, Inc., as Parent, solely for the purposes set forth in Section 12.19., the Financial Institutions Party Hereto and Their Assignees Under Section
     12.5., as Lenders, Wells Fargo Bank, National Association, as Administrative Agent and Co-Lead Arranger, Wachovia Bank, National Association, as Documentation Agent, and U.S. Bank, National Association, as Documentation Agent

99.1 Press Release - CBL Completes $400 Million Unsecured Credit Facility

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CBL & ASSOCIATES PROPERTIES, INC.


                                                /s/ John N. Foy
                                       ---------------------------------------
                                                   John N. Foy

                                                   Vice Chairman,
                                       Chief Financial Officer and Treasurer
                                       (Authorized Officer of the Registrant,
                                          Principal Financial Officer and
                                            Principal Accounting Officer)


Date: October 20, 2004